Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan and the Sonendo, Inc. 2021 Employee Stock Purchase Plan of Sonendo, Inc. of our report dated March 11, 2024, with respect to the consolidated financial statements of Sonendo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

March 11, 2024